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                                                                      Exhibit 24

                               POWER OF ATTORNEY


          The person whose signature appears below constitutes and appoints J. Pedro Reinhard and Frank H. Brod, acting severally, as his or her attorney-in-fact and agent, to sign any registration statement or amendment (including post-effective amendments) on Form S-8 (or other appropriate form) (including post-effective amendment(s) to an S-4 Registration Statement filed by The Dow Chemical Company with the Securities and Exchange Commission on October 5, 1999, Registration No. 333-88443) in connection with the registration under the Securities Act of 1933 of shares of common stock, par value $2.50 per share, of The Dow Chemical Company to be issued in connection with the conversion of Union Carbide Corporation options into options to purchase common stock of the Company and the issuances or acquisitions of common stock of the Company under The Savings and Investment Program for Employees of Union Carbide Corporation and Participating Subsidiary Companies, and of deferred obligations under the Union Carbide Compensation Deferral Program; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.


Signature                Title                             Date
                         -----                             ----


/s/ A. A. Allemang      Director and Executive Vice       December 14, 2000
---------------------   President
A. A. Allemang


/s/ J. K. Barton        Director                          December 14, 2000
---------------------
J. K. Barton


/s/ F. H. Brod          Vice President and Controller
---------------------   (Principal Accounting Officer)
F. H. Brod                                                December 13, 2000


/s/ D. T. Buzzelli      Director                          December 14, 2000
---------------------
D. T. Buzzelli


/s/ A. J. Carbone       Vice Chairman of the Board        December 14, 2000
---------------------
A. J. Carbone

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/s/ J. M. Cook          Director                          December 14, 2000
---------------------
J. M. Cook


/s/ J. C. Danforth      Director                          December 14, 2000
---------------------
J. C. Danforth


/s/ W. D. Davis         Director                          December 19, 2000
---------------------
W. D. Davis


/s/ B. H. Franklin      Director                          December 14, 2000
---------------------
B. H. Franklin


/s/ A. D. Gilmour       Director                          December 14, 2000
---------------------
A. D. Gilmour


/s/ M. D. Parker        Director, President and
---------------------   Chief Executive Officer
M. D. Parker                                              December 13, 2000


/s/ J. P. Reinhard      Director, Executive Vice
---------------------   President and Chief Financial
J. P. Reinhard          Officer                           December 13, 2000



/s/ H. T. Shapiro       Director                          December 14, 2000
---------------------
H. T. Shapiro


/s/ W. S. Stavropoulos  Chairman of the Board             December 14, 2000
----------------------
W. S. Stavropoulos


/s/ P. G. Stern         Director                          December 14, 2000
---------------------
P. G. Stern